


                                                      ALLIANCE FUNDING COMPANY
                                     by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                                         Designated Servicer

                                                       SERVICER'S CERTIFICATE
                                                               1997-1

                  In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                             Lee Servicing Company report the following
                        information pertaining to Series 1997-1 for November 25, 1997, the Remittance date.

                                                 Due period ended: November 1, 1997

====================================================================================================================================

                                                                  Total Pool               Subpool 1              Subpool 2
                                                                  ----------               ---------              ---------
  Collections
  -----------
 1 Total Actual Principal Collections                             4,784,098.37              847,773.19           3,936,325.18
 2 Total Actual Interest Collections                              1,756,697.48              629,811.09           1,126,886.39
 3 Less: Service Fees Previously Remitted                           104,322.26               35,064.99              69,257.27
 4 Less: Excess Service Fees                                              0.00                    0.00                   0.00
 5 Additional Proceeds                                                    0.00                    0.00                   0.00
                                                                  ------------            ------------           ------------
 6 Total Collections:                                             6,436,473.59            1,442,519.29           4,993,954.30

   Monthly Advances
   ----------------
 7 Delinquent Interest Advance                                       67,540.41               41,098.64              26,441.77
 8 Compensating Interest                                             17,912.87                2,984.25              14,928.62
 9 Amounts Held for Future Distributions                                  0.00                    0.00                   0.00
10 Reserve Withdrawal per Sec. 6.14                                       0.00                    0.00                   0.00
                                                                  ------------            ------------           ------------
11 Available Remittance Amount:                                   6,521,926.87            1,486,602.18           5,035,324.69

   Fees
   ----
12 Expense Account Deposit:                                           4,672.84
                                                                  ------------
13 Adjusted Remittance Amount:                                    6,517,254.03

   Remaining Amount Available:
   ---------------------------
14      Adjusted Remittance Amount                                6,517,254.03
15      Insured Payments due                                              0.00
16      Insurance Account Deposit @ 13 bp
           the Ending Principal Balance                              20,248.95
17      Class Remittance Amounts                                  6,497,005.08
18      Non-Recoverable Advances not
           Previously Reimbursed                                          0.00
                                                                  ------------
19 Total Remaining Amount Available:                                      0.00
                                                                  ============

   Reimbursements due Pursuant to Sec. 5.04
   ----------------------------------------
20    Servicing Fee                                                       0.00
21    Monthly Advances and Servicer Advances                              0.00
22    Preference Amount per Sec. 6.06(b)                                  0.00
23    Servicing compensation per Sec. 7.03                                0.00
24    REO Mgmt. & Dispositions per Sec 5.10                               0.00
25    Trustee Advances per Sec 11.01                                      0.00

====================================================================================================================================



                                                      ALLIANCE FUNDING COMPANY
                                     by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                                         Designated Servicer

                                                       SERVICER'S CERTIFICATE
                                                               1997-1

                  In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                             Lee Servicing Company report the following
                        information pertaining to Series 1997-1 for November 25, 1997, the Remittance date.

                                                 Due period ended: November 1, 1997

====================================================================================================================================

                                                         Total                        Class A                  Class R
                                                         -----                        -------                  -------
26 Loans Outstanding - BOM                                   2,422
27 Original Loan Balance                            201,273,804.35                201,273,804.35
28 Pre-Funding Account Balance                                0.00                          0.00
29 Initial Overcollateralization                      9,576,305.38                  9,576,305.38
30 Realized Losses, LTD                                       0.00                          0.00
31 Carryforward Amount                                        0.00                          0.00
                                                    --------------                --------------                 ----
32 Total Class Principal Balance                    191,697,498.97                191,697,498.97
33    Pool Factor per Loan Balance                      91.4880929%                   91.4880929%
34    Pool Factor per Class Balance                     87.1352268%                   87.1352268%
35 Excess Spread                                              0.00                                               0.00
36 Additional Principal due Class A                     805,478.64                    805,478.64
37 Interest Remittance @ Pass-Through Rate              907,428.07                    907,428.07

   Principal Reductions:
   ---------------------
38      Prepayments - Number                                    48                            48
39      Prepayments - Dollar                          4,633,338.97                  4,633,338.97
40      Net Liquidation Proceeds                              0.00                          0.00
41      Curtailments                                     24,125.80                     24,125.80
42      Normal and Excess Payments                      126,633.60                    126,633.60
                                                    --------------                --------------                 ----
43 Total Principal Remittance                         4,784,098.37                  4,784,098.37
44 Additional Principal Reduction                       805,478.64                    805,478.64
                                                    --------------                --------------                 ----
45 Total Remittance                                   6,497,005.08                  6,497,005.08                 0.00
                                                    ==============                ==============                 ====

46 Current Month Realized Loss - Number                          0                                                  0
47 Current Month Realized Loss - Dollar                       0.00                                               0.00

   Class Principal Balance - EOM
   -----------------------------
48 Loans Outstanding - EOM                                   2,374
49 Closing Loan Balance                             196,489,705.98                196,489,705.98
50 Pre-Funding Account Balance                                0.00                          0.00
51 Additional Principal Reduction, LTD               10,381,784.02                 10,381,784.02
52 Realized Losses, LTD                                       0.00                          0.00
                                                    --------------                --------------
53 Total Class Principal Balance                    186,107,921.96                186,107,921.96
54    Pool Factor per Loan Balance                      89.3135027%                   89.3135027%
55    Pool Factor per Class Balance                     84.5945100%                   84.5945100%

====================================================================================================================================



                                                      ALLIANCE FUNDING COMPANY
                                     by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                                         Designated Servicer

                                                       SERVICER'S CERTIFICATE
                                                               1997-1

                  In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                             Lee Servicing Company report the following
                        information pertaining to Series 1997-1 for November 25, 1997, the Remittance date.

                                                 Due period ended: November 1, 1997

====================================================================================================================================

56 Weighted Note Rate - THIS Remittance                          10.96898%
57 Weighted Note Rate - NEXT Remittance                          11.01117%

58 Weighted Average Remaining Term                                 300.30

59 Accrual Period for Libor Rate                                27-Oct-97        thru        24-Nov-97
60 Days in Related Period                                              29

61 Pass-Through Rate                                              5.87625%

                                                             Total Pool                    Subpool 1                  Subpool 2
                                                             ---------                     ---------                  ---------
62 Original Pool - Principal Balance                       140,827,927.17                 41,875,267.67              98,952,659.50
63 Original Pool - Pre-Funding Account                      83,661,868.75                 33,147,497.60              50,514,371.15
64 Original Pool - Initial Overcollateralization             4,489,795.92                  1,500,455.31               2,989,340.61
                                                           --------------                 -------------             --------------
65 Original Pool Total                                     220,000,000.00                 73,522,309.96             146,477,690.04

66 Original Pool - Number of Loans                                  1,646                           816                        830

------------------------------------------------------------------------------------------------------------------------------------

   Class A Overcollateralization Reconciliation
   --------------------------------------------
                                                             Beg. of Month                Current Month               End of Month
                                                            -------------                 -------------               ------------
67 Additional Principal Reduction, LTD                       9,576,305.38                    805,478.64              10,381,784.02
68 Less:  Realized Losses, LTD                                       0.00                          0.00                       0.00
                                                           --------------                 -------------             --------------
69 Overcollateralization of Principal                        9,576,305.38                    805,478.64              10,381,784.02
==                                                         ==============                 =============             ==============

70 Base Overcollateralization Required                                                                               12,571,428.57
71 Required Overcollateralization Amount                                                                             12,571,428.57

   Current Month Subordinated Amount                        Beg. of Month                 Current Month               End of Month
   --------------------------------                         -------------                 -------------               ------------
72 Original Subordinated Amount                             27,724,489.79                 N/A                        27,724,489.79
73 Less: Cumulative Realized Losses                                  0.00                          0.00                       0.00
74 Plus: Cumulative Additional Proceeds                              0.00                          0.00                       0.00
                                                           --------------                 -------------             --------------
75 Current Subordinated Amount                              27,724,489.79                          0.00              27,724,489.79
                                                           ==============                 =============             ==============

   Nonrecoverable Advance Reconciliation
   -------------------------------------
76 Beginning of Month                                                0.00
77 Current Month Unpaid Nonrecoverable Advance                       0.00
78 Less: Current Month Reimbursement                                 0.00
                                                           --------------
78 End of Month                                                      0.00

   Reserve Account Reconciliation
  -------------------------------
80 Initial Reserve Deposit                                   4,200,432.77
81 Reserve Withdrawal per Sec. 6.14                                  0.00
                                                           --------------
82 End of Month                                              4,200,432.77

====================================================================================================================================



                                                      ALLIANCE FUNDING COMPANY
                                     by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                                         Designated Servicer

                                                       SERVICER'S CERTIFICATE
                                                               1997-1

                  In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                             Lee Servicing Company report the following
                        information pertaining to Series 1997-1 for November 25, 1997, the Remittance date.

                                                 Due period ended: November 1, 1997

====================================================================================================================================

   Class Factors                                                                Total Pool
   -------------                                                                ----------
83 Total Class Principal - Original Pool                                     220,000,000.00
84 Interest Remittance Amount                                                    907,428.07
85 Interest Rate Factor/1000                                                       4.124673

86 Total Principal Collections                                                 4,784,098.37
87 Additional Principal Reduction                                                805,478.64
                                                                             --------------
88 Principal Remittance Amount                                                 5,589,577.01
89 Principal Payment Factor/1000                                                  25.407168
90 Current Month Ending Principal Factor                                         845.945100

91 Prior Month Principal Factor                                                  871.352268

====================================================================================================================================